[Client Letterhead]

November 17, 2011

Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, Massachusetts 02169

Re: State Street Institutional Liquid Reserves Fund Class M Shares

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new class to be known as M Shares to the State Street Institutional Liquid Reserves Fund, which is expected to become effective on December 12, 2011.

In accordance with the Section 18, the Additional Portfolios/Funds provision of the Transfer Agency and Service Agreement (the “Agreement”) dated as of July 9, 2009, by and among State Street Institutional Investment Trust (the “Trust”) and Boston Financial Data Services, Inc. (“BFDS”), the undersigned Trust hereby requests that BFDS act as Transfer Agent for the new class under the terms of the Agreement and that Schedule A to the Agreement be amended in its entirety and replaced with a new Schedule A annexed hereto. In connection with such request, the undersigned Trust hereby confirms to BFDS, as of the date hereof, its representations and warranties set forth in Section 6 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

STATE STREET INSTITUTIONAL INVESTMENT TRUST on behalf of each party to the Agreement

By:
Name:
Title:	, Duly Authorized

Agreed and Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.

By:
Name:
Title:	, Duly Authorized

SCHEDULE A

FUNDS

Dated: July 31, 2009

(as most recently amended, effective December 12, 2011)

State Street Institutional Investment Trust:

State Street Institutional Liquid Reserves Fund - Institutional Class

State Street Institutional Liquid Reserves Fund- Investment Class

State Street Institutional Liquid Reserves Fund- M Class

State Street Institutional Short-Term Tax Exempt Bond Fund

State Street Institutional Tax Free Money Market Fund - Investment Class

State Street Institutional Tax-Free Money Market Fund - Institutional Class

State Street Institutional Treasury Money Market Fund - Institutional Class

State Street Institutional Treasury Money Market Fund - Investment Class

State Street Institutional Treasury Plus Money Market Fund - Institutional Class

State Street Institutional Treasury Plus Money Market Fund - Investment Class

State Street Institutional U.S. Government Money Market Fund- Institutional Class

State Street Institutional U.S. Government Money Market Fund- Investment Class